EXHIBIT 99.1

HARBIN, China, July 6 /PRNewswire-Asia-FirstCall/ -- China Green Material Technologies, Inc. (OTC Bulletin Board: CAGM, or the "Company"), a Chinese leader in developing and manufacturing starch-based biodegradable containers, tableware and packaging materials, today announced that Low Yan Seong has been appointed Chief Financial Officer, effective immediately. Mr. Yan Seong replaces Mr. Jing Zhu, who resigned.

Mr. Yan Seong brings more than 14 years of public company and Big 4 accounting experience to CAGM. His expertise includes financial management, SEC reporting, financing transactions and public offerings, corporate governance and investor relations. Most recently, Mr. Yan Seong was a Principal with TopWin Investment Group in Beijing, where he was involved with due diligence, IPO preparation and U.S. GAAP accounting. Prior to that, Mr. Yan Seong was Chief Financial Officer of Perfect Sky Limited, where he oversaw a 12-member team responsible for financial statements and forecasts, IPO preparation, the refinancing of convertible notes and investor road shows. He has also held positions as Chief Financial Officer of Ace Achieve Infocom Limited, a Singapore-listed company and with Deloitte & Touche's Beijing and Singapore offices. Mr. Yan Seong serves as a member of the Board of Directors and as a member of the Audit Committee for Sinotop Holdings Berhad, a China- based textile manufacturer traded on the Kuala Lumpur Stock Exchange.

Mr. Yan Seong graduated with a diploma in Commerce and Financial Accounting, from the Tunku Abdul Rahman College, Malaysia, and passed the UK Master's Degree equivalent examination of the Association of Chartered Certified Accountants ("ACCA") in 1996. Mr. Yan Seong is fluent in English, Chinese, Bahasa Malaysia, Hokkien and Cantonese.

“We are pleased to have Mr. Yan Seong join us as our Chief Financial Officer,” stated Mr. Zhonghao Su, Chief Executive Officer of the Company. “His strong financial background and extensive public company experience, in addition to his multi-lingual skills, will further strengthen our capabilities in growth strategy execution, financial management and corporate communications. We are confident Mr. Yan Seong's expertise will be invaluable and look forward to his contributions as we focus on achieving our financial and strategic goals.”

About China Green Material Technologies, Inc.

Website: http://www.sinogreenmaterial.com

China Green Material Technologies, Inc. (OTCBB:CAGM.ob - News) is a China-based manufacturer of starch-based biodegradable containers, tableware and packaging products. Headquartered in Harbin city of China, the Company currently has 153 employees. The Company has developed proprietary biodegradable food packaging materials technologies.

Safe Harbor Statement

This press release contains certain statements that may include “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “believe, expect, anticipate, optimistic, intend, will” or similar expressions.  Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and factors, including those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risks and other factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

In China:
Feng Peng
HC International, Inc.
Tel:    +86-138-12271616
Email:  feng.peng@hcinternational.net

In the U.S.:
Christine Greany
HC International, Inc.
Tel:   +1-858-523-1732
Email:  christine.greany@hcinternational.net